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                                                                EXHIBIT 16(c)



              Schedule for Computation of Performance Quotation
                          Thompson Plumb Bond Fund
            Commencement of Operations through November 30, 1996




1. Initial (February 10, 1992) Offering Price =  $10.00

2. Number of hypothetical shares purchased =
                $1,000 divided by $10.00 =       100.000 shares

3. Amount of dividends and distributions =

07/01/92 - $0.06000 per share  x 100.000 = $ 6.00 / $10.20 =  0.588 shares
09/14/92 - $0.09000 per share  x 100.588 = $ 9.05 / $10.52 =  0.860 shares
12/23/92 - $0.12880 per share  x 101.448 = $13.07 / $10.27 =  1.273 shares
12/23/92 - $0.01719 per share  x 101.448 = $ 1.74 / $10.27 =  0.169 shares
03/16/93 - $0.08000 per share  x 102.890 = $ 8.23 / $10.57 =  0.779 shares
06/15/93 - $0.11000 per share  x 103.669 = $11.40 / $10.65 =  1.070 shares
09/15/93 - $0.10000 per share  x 104.739 = $10.47 / $10.81 =  0.969 shares
12/28/93 - $0.15899 per share  x 105.708 = $16.81 / $10.57 =  1.590 shares
12/28/93 - $0.12549 per share  x 105.708 = $13.27 / $10.57 =  1.255 shares
03/15/94 - $0.06000 per share  x 108.553 = $ 6.51 / $10.31 =  0.631 shares
06/15/94 - $0.12000 per share  x 109.184 = $13.10 / $10.09 =  1.298 shares
09/15/94 - $0.13000 per share  x 110.482 = $14.36 / $10.00 =  1.436 shares
12/28/94 - $0.17984 per share  x 111.918 = $20.13 / $ 9.78 =  2.058 shares
03/15/95 - $0.09000 per share  x 113.976 = $10.26 / $10.16 =  1.010 shares
06/15/95 - $0.15000 per share  x 114.986 = $17.25 / $10.42 =  1.655 shares
09/15/95 - $0.14000 per share  x 116.641 = $16.33 / $10.46 =  1.561 shares
12/26/95 - $0.14286 per share  x 118.202 = $16.89 / $10.58 =  1.596 shares
03/18/96 - $0.13000 per share  x 119.798 = $15.57 / $10.27 =  1.516 shares
06/17/96 - $0.13000 per share  x 121.314 = $15.77 / $10.03 =  1.572 shares
09/23/96 - $0.13000 per share  x 122.886 = $15.98 / $10.10 =  1.582 shares

                                                     Total = 24.468 shares

4. Fees charged to shareholder accounts =  0

5. Ending (November 30, 1996) Net Asset Value =  $10.59

6. Ending Redeemable value of hypothetical investment =

     100.000 + 24.468 = 124.468 x $10.59 = $1,318.12

7. Total Return =  ($1,318.12 - $1,000) divided by $1,000 =  31.81%


8. Annualized Compounded Return =  5.91%
               Number of years =   1,755 days / 365 days =      4.8082192


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                                                                EXHIBIT 16(c)




             Schedule for Computation of 30-Day Yield Quotation
                          Thompson Plumb Bond Fund
                For the 30-Day Period Ended November 30, 1996






1. Total dividends and interest earned during 11/96             $116,390.37
     (item "a" for formula calculation)

2. Expenses accrued for 11/96 (net of reimbursements)             19,509.32
     (item "b" for formula calculation)

3. Net income  (a - b)                                           $96,881.05

4. Average daily shares outstanding for 11/96                 2,067,870.227
     (item "c" for formula calculation)

5. Maximum offering price on 11/30/96                                 10.59
     (item "d" for formula calculation)

6. FORMULA
     ( (a - b / cd) +1 = e                                        1.0044240
     e  raised to the 6th power = f                              1.02683962
     f  minus 1 = g                                                0.026839
     g  times 2 = YIELD                                          0.05367924

7. 30-DAY YIELD FOR PERIOD ENDED 11/30/96                             5.37%
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                                                                EXHIBIT 16(c)




              Schedule for Computation of Performance Quotation
                          Thompson Plumb Bond Fund
                      One Year Ended November 30, 1996



1. Initial (November 30, 1995) Offering Price =  $10.67

2. Number of hypothetical shares purchased =
                $1,000 divided by $10.67 =       93.721 shares

3. Amount of dividends and distributions =

12/26/95 - $0.14286 per share  x   93.721 = $13.39 / $10.58 =  1.266 shares
03/18/96 - $0.13000 per share  x   94.987 = $12.35 / $10.27 =  1.203 shares
06/17/96 - $0.13000 per share  x   96.190 = $12.50 / $10.03 =  1.246 shares
09/23/96 - $0.13000 per share  x   97.436 = $12.67 / $10.10 =  1.254 shares

                                                       Total = 4.969 shares

4. Fees charged to shareholder accounts =        0

5. Ending (November 30, 1996) Net Asset Value =  $10.59

6. Ending Redeemable value of hypothetical investment =

     93.721 + 4.969 = 98.690 x $10.59 = $1,045.13

7. Total Return =  ($1,045.13 - $1,000) divided by $1,000 =  4.51%


8. Annualized Compounded Return =  4.51%
                Number of years =      1